UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 26, 2003

InterDigital Communications Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-11152 (Commission File Number)	23-1882087 (IRS Employer Identification No.)

781 Third Avenue, King of Prussia, PA (Address of Principal Executive Offices)	19406-1409 (Zip Code)

Registrant’s telephone number, including area code: 610-878-7800

Item 5.	Other Events.

InterDigital Communications Corporation announced today that it has completed its share repurchase program previously announced in August 2003. The two million share repurchase was accomplished over a six week period.

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL COMMUNICATIONS CORPORATION

By:	/s/ LAWRENCE F. SHAY

Lawrence F. Shay
Vice President and General Counsel

Dated: September 29, 2003

3